EXHIBIT 99
McDERMOTT INTERNATIONAL, INC. ADDITIONAL EXHIBITS
SUPPLEMENTARY FINANCIAL INFORMATION
PREPARED IN ACCORDANCE WITH AND SOLELY FOR THE PURPOSE OF
COMPLYING WITH CERTAIN PANAMANIAN SECURITIES REGULATIONS

Year Ended
December 31,
2006
(Unaudited)
(In thousands)
ARTICLE 29

RULE #9 — INVESTMENTS IN SUBSIDIARIES AND OTHER INVESTEES AT EQUITY
Head Office (Parent Company)	$406,651
Eliminations/Other	(354,015)

McDERMOTT INTERNATIONAL, INC.	$52,636

RULE #25C — PARENT COMPANY ACCOUNTS AND NOTES PAYABLE TO SUBSIDIARIES

Head Office (Parent Company)	$69,905
Eliminations/Other	(69,905)

McDERMOTT INTERNATIONAL, INC.	$—

ARTICLE 30

(c) — OPERATING EXPENSES BY SEGMENT
Offshore Oil and Gas Construction	$1,400,365
Government Operations	547,323
Power Generation Systems	1,786,732
Eliminations	(8,869)

McDERMOTT INTERNATIONAL, INC.	$3,725,551

RULE #40 — OPERATING REVENUES

Head Office (Parent Company)	$—
Subsidiaries and Affiliates	4,120,141
Eliminations/Other	—

McDERMOTT INTERNATIONAL, INC.	$4,120,141

16

Continued

Year Ended
December 31,
2006
(Unaudited)
(In thousands)
ARTICLE 30 — Continued

RULE #41 — OPERATING EXPENSES
Head Office (Parent Company)	$13,003
Subsidiaries and Affiliates	3,757,484

McDERMOTT INTERNATIONAL, INC.	$3,770,487

RULE #43 — DIVIDENDS RECEIVED
Head Office (Parent Company) from Subsidiaries and Affiliates	$122,655
Subsidiaries and Affiliates from Other Corporations	39,072
Eliminations/Other	(122,655)

McDERMOTT INTERNATIONAL, INC.	$39,072

RULE #44 — INTEREST INCOME
Head Office (Parent Company):
from Subsidiaries and Affiliates	$226
from Other Corporations	1,526
Subsidiaries and Affiliates from Other Corporations	52,036
Eliminations	(226)

McDERMOTT INTERNATIONAL, INC.	$53,562

RULE #46 — OTHER MISCELLANEOUS REVENUES
Currency Exchange	$(10,360)
Other Items — Net	(3,390)

McDERMOTT INTERNATIONAL, INC.	$(13,750)

RULE #51 — INVESTMENTS IN UNCONSOLIDATED AFFILIATES AT EQUITY
Balance at December 31, 2005	$22,869
Equity Income	37,428
Dividends Received	(39,072)
Reconsolidation of The Babcock & Wilcox Company	14,038
Cumulative adjustment for conversion to equity method	7,025
Other Changes	10,348

Balance at December 31, 2006	$52,636

17